KMJ | Corbin & Company
Business Advisors Tax and Audit

June 17, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have received a copy of, and in agreement with, the statements being made by Nextphase Wireless Inc. in Item 4.01 of its Form 8-K dated June 18, 2008.

Yours truly,

KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

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